Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form N-14 of ETF Managers Trust of our report dated November 29, 2022, relating to the financial statements and financial highlights of ETFMG Prime Cyber Security ETF, ETFMG Prime Mobile Payments ETF, ETFMG Treatments, Testing and Advancements ETF, BlueStar Israel Technology ETF, Etho Climate Leadership U.S. ETF, AI Powered Equity ETF, ETFMG Alternative Harvest ETF, ETFMG U.S. Alternative Harvest ETF, ETFMG Prime Junior Silver Miners ETF, ETFMG Travel Tech ETF, Wedbush ETFMG Video Game Tech ETF, and Wedbush ETFMG Global Cloud Technology ETF (each a series of ETF Managers Trust), included in the September 30, 2022 Annual Report of ETF Managers Trust on Form N-CSR.

We also consent to the references to our Firm under the captions “Other Service Providers”, “Independent Public Accountants”, and “Appendix B - Financial Highlights of the Target Funds” in the Form N-14.

/s/ WithumSmith+Brown, PC

New York, NY

July 26, 2023